Exhibit 2.1(2)

                                RELEASE AGREEMENT


         THIS RELEASE AGREEMENT (the "RELEASE") is made and entered into as of October 1, 2005 (the "CLOSING Date"), by and among Union Hospital (the "PURCHASER"), Orion HealthCorp, Inc. ("ORION"), and each of the physicians whose names appear on the signature page hereof (each a "SELLING INVESTOR" and together with Orion, the "SELLERS") (the Purchaser, Orion and the Selling Investors, each a "PARTY" and together the "PARTIES").

         WHEREAS, certain of the Sellers own partnership interests in TUSCARAWAS OPEN MRI, L.P. ("TOM"), which is organized as an Ohio limited partnership;

         WHEREAS, certain of the Sellers own units in TUSCARAWAS AMBULATORY SURGERY CENTER, L.L.C. ("TASC"), which is organized as an Ohio limited liability corporation;

         WHEREAS,   effective  as  of  the  Closing   Date,   the  Sellers  will
collectively sell 70% or more of the ownership interests in TASC and TOM, respectively, to the Purchaser (the "TRANSACTIONS");

         WHEREAS, each of the Sellers desires to release the Hospital from those existing or threatened claims existing prior to the date hereof as set forth in this Release; and

         WHEREAS, the Hospital desires to release each of the Sellers from those existing or threatened claims existing prior to the date hereof as set forth in this Release.

         NOW, THEREFORE, in consideration of the foregoing as well as the mutual promises, covenants and undertakings set forth below, the receipt, adequacy and sufficiency of which consideration is acknowledged by each Party to the other, the Parties hereto do hereby agree as follows:

         1. PREAMBLES. The preambles hereto are incorporated herein and made an integral part hereof by this reference.

         2. RELEASE.

                  a.  Except  as  set  forth   below,   upon   delivery  of  the
consideration for the purchase of the interests in connection with the Transactions, each Seller does hereby as of the Closing Date, fully, finally, and unconditionally release and forever discharge the Purchaser, its directors, trustees, officers, agents, employees, contractors and anyone acting on its behalf, and Valley Health Care, Inc., its directors, trustees, officers, agents, employees and contractors and anyone acting on its behalf from any and all claims, rights, grievances, obligations, charges, damages, costs, expenses, attorneys' fees, suits, actions and demands, of any and every kind, nature, and character, known or unknown, in law or equity, enforceable under any local, state, or federal common law, constitution, statute, regulation, or ordinance, which may have accrued to the Sellers prior to the Closing Date. Notwithstanding the preceding, this Release shall not act to exclude nor bar any action, claim, cross-claim and/or demand which involves, directly or indirectly, a matter involving professional liability, medical negligence, malfeasance and/or malpractice, whether the same has or has not been asserted by a patient or other party as of the date of this Release, including without limitation, an action for contribution and/or indemnification with respect to the same.

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                  b.  Except  as  set  forth   below,   upon   delivery  of  the
consideration for the purchase of the interests in connection with the Transactions, the Purchaser does hereby as of the Closing Date, fully, finally,
and  unconditionally   release  and  forever  discharge  each  of  the  Sellers,
individually  and  their  directors,   trustees,  officers,  agents,  employees,
contractors and anyone acting on their behalf from any and all claims, rights, grievances, obligations, charges, damages, costs, expenses, attorneys' fees, suits, actions and demands, of any and every kind, nature, and character, known or unknown, in law or equity, enforceable under any local, state, or federal common law, constitution, statute, regulation, or ordinance, which may have accrued to the Purchaser prior to the Closing Date. Notwithstanding the preceding, this Release shall not act to exclude nor bar any action, claim, cross-claim and/or demand which involves, directly or indirectly, a matter
involving  professional  liability,   medical  negligence,   malfeasance  and/or
malpractice, whether the same has or has not been asserted by a patient or other party as of the date of this Release, including without limitation, an action for contribution and/or indemnification with respect to the same.

         3. CONSIDERATION. The consideration for this Release is the fulfillment by the Parties on the Closing Date of their obligations to close the sale of the Transactions and the receipt and delivery of this Release by the Parties.

         4. ENTIRE AGREEMENT; MODIFICATION. This Release constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes any prior agreements and understandings, written or oral, concerning the subject matter hereof. Neither this Release nor any term or provision thereof may be changed, modified, waived, discharged or terminated except through an instrument in writing signed by the Party against which the enforcement has been changed, modified, waived, discharged or terminated.

         5. ACKNOWLEDGMENT. The Parties declare that this entire Release has been carefully reviewed by them, and that they had the opportunity to seek the benefit of legal counsel with respect thereto, and that the contents thereof are fully known and understood by them, that they have had the opportunity to ask questions about its terms, and that this Release is signed by a duly authorized representative of each Party with the intent to be legally bound thereby.

         6. SEVERABILITY. If any portion or portions of this Release shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intentions of the Parties hereto.

         7. WARRANTY OF AUTHORITY. The persons signing below for and on behalf of the Purchaser and Orion, respectively, represent and warrant that he/she has the authority to sign this Release for and on its behalf and to legally bind the same.

         8. DENIAL OF ALLEGATIONS AND LIABILITY. Each Party agrees that nothing contained in this Release and/or in any action taken by any Party in connection herewith shall constitute, be construed as or be deemed to be an admission of fault, liability or wrongdoing of any kind whatsoever on his part.


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         9.   EXECUTION   IN   COUNTERPARTS.   This   Release  may  be  executed
simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single Release.


                           [signature page to follow]



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         IN WITNESS  WHEREOF,  the Parties have  executed this Release as of the day and date first above written.

                UNION HOSPITAL

                 By:      /S/ EUGENE A. THORN
                    --------------------------------------------------------
                 Its:     VP FINANCE
                     -------------------------------------------------------

                 ORION HEALTHCORP, INC. (FORMERLY KNOWN AS SURGICARE, INC.)

                 By:      /S/ KEITH LEBLANC
                     --------------------------------------------------
                 Its:     PRESIDENT
                     -------------------------------------------------------

SELLING INVESTORS:


        /S/ DAN CLEMENS, M.D.                    /S/ MATTHEW PHILLIPS, M.D.
        ------------------------------------     --------------------------
        Dan Clemens, M.D.                        Matthew Phillips, M.D.


        /S/ BLAIR HOLDER, M.D.                   /S/ RICHARD RANSOM, D.P.M.
        ------------------------------------     --------------------------
        Blair Holder, M.D.                       Richard Ransom, D.P.M.


        /S/ SCOTT HOLDER, M.D.                    /S/ THOMAS TEATER, M.D.
        ------------------------------------      -----------------------
        Scott Holder, M.D.                       Thomas Teater, M.D.


        /S/ ROBERT LEVITT, M.D.                  /S/ DARREN KUCZYNSKI, M.D.
        ------------------------------------     --------------------------
        Robert Levitt, M.D.                      Darren Kuczynski, M.D.


        /S/ MAUREEN MAY, M.D.                    /S/ NICHOLAS VARRATI, M.D.
        ------------------------------------     --------------------------
        Maureen May, M.D.                        Nicholas Varrati, M.D.


        /S/ JAMES MCQUILLAN, M.D.                /S/ DAVID BERNS, M.D.
        ------------------------------------     ---------------------
        James McQuillan, M.D.                    David Berns, M.D.


        /S/ CHARLES G. SNYDER                    /S/ NASHAT GABRAIL, M.D.
        ------------------------------------     ------------------------
        Charles G. Snyder                        Nashat Gabrail, M.D.


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